Exhibit 10.1

AMENDING AGREEMENT

This Amending Agreement is made with effect and as of the 18th day of March, 2024 between PATRICIA TROMPETER (the "Executive") and SPHERE 3D CORP. (the "Company").

WHEREAS:

A. The Executive and the Company entered into a New Employment Agreement dated January 15, 2024 (the "Employment Agreement").

B. The parties wish to amend the Employment Agreement as hereinafter provided.

C. Unless otherwise defined herein or the context otherwise requires, capitalized words and expressions used in this Amending Agreement shall have the meanings attributed to them in the Employment Agreement.

NOW THEREFORE in consideration of the premises and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties hereto hereby agree as follows:

1. To address the Company's current cash requirements, the Executive agrees to voluntarily reduce her Base Salary from USD$450,000 to USD$350,000 effective January 22, 2024. The Company acknowledges that this salary reduction is fully discretionary on the part of the Executive and will be revisited on a calendar quarterly basis.  At any time, upon not less than five (5) days written notice, the Executive may require her Base Salary to be increased back to USD$450,000 and all arrears repaid in full by the Company.

2. In all other respects, the parties hereto confirm the terms and conditions contained in the Employment Agreement shall remain the same.

3. This Amending Agreement shall be interpreted in accordance with the laws of the State of New York contract and shall be construed under and be governed in all respects by the laws of the State of New York, without giving effect to the conflict of laws principles of such State.

4. This Amending Agreement may be executed in one or more counterparts by original or facsimile signature.

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IN WITNESS WHEREOF the parties have signed this Agreement as of the day and year first above written.

/s/ Patricia Trompeter
Witness	Patricia Trompeter

SPHERE 3D CORP.

	Per:	/s/ Susan Harnett
Susan Harnett, Director
Chairperson of the Compensation Committee